UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   June 30, 2010
_________________________

DK SINOPHARMA, INC.
_________________________

(Exact name of registrant as specified in Charter)

Nevada	333-156302	26-3062752
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

Dongxing Building, 4th Floor
No.1 Xinke Road,
Xi’an, the People’s Republic of China 710043
______________________________

 (Address of Principal Executive Offices)

86-29-8224-7500
_______________________________

 (Registrant’s Telephone number)

Copies to:

Marc J. Ross, Esq.
Jessica S. Yuan, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 981-6767
Fax: (212) 930 – 9725
E-mail: jyuan@srff.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On July 2, 2010, DK Sinopharma, Inc. (formerly known as Virtual Closet, Inc.) (the "Company") announced the effectiveness of its name change and corresponding ticker symbol change in the marketplace as of June 30, 2010. The new ticker symbol for the Company’s common stock is “DKSP.OB”.  Also on June 30, 2010, the Company effected a 1-for-13.75 forward stock split, which was approved by the Company’s board of directors and ratified by a majority of shareholders on May 20, 2010.  A copy of the press release that discusses the ticker symbol change is filed as Exhibit 99.1 to, and incorporated by reference in, this report.

The information in this report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and shall not be incorporated by reference in any registration statement or other document filed under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filings, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits
99.1	Press release dated July 2, 2010, issued by DK Sinopharma, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2010	DK Sinopharma, Inc.

By:	/s/ Dongke Zhao
Dongke Zhao
Chief Executive Officer